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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 5, 1996

                                  HUBCO, INC.
            (Exact name of registrant as specified in its charter)


                                  New Jersey
                (State or other jurisdiction of incorporation)

                   1-10699                       22-2405746
         (Commission File Number)   (IRS Employer Identification No.)

              1000 MacArthur Boulevard, Mahwah, New Jersey  07430
                   (Address of principal executive offices)

                                (201) 236-2630
             (Registrant's telephone number, including area code)


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

Item 5.     Other Events.

            HUBCO, Inc. announced on March 5, 1996 its estimates of the one-time merger related and restructuring charges that it anticipates will result from its acquisition of Lafayette
American Bank and Trust Company. In HUBCO's February 6, 1996 press release to announce the signing of a definitive merger agreement with Lafayette, HUBCO stated that it expected to take one-time charges but did not specify the amount.

            Since the announcement of the proposed merger, the companies have reviewed their plans more fully and HUBCO now anticipates that the transaction will result in an estimated one-time charge for merger related costs and restructuring charges of $8.5 million on an after tax basis.<F1>

            In addition, HUBCO has reviewed with Lafayette various cost saving possibilities and plans and HUBCO now estimates that the acquisition will enable it to realize pre-tax cost savings of $9.0 million, representing about 34% of Lafayette's non-interest expenses.<F2> HUBCO anticipates that it will be able to implement these cost savings by September, 1996 if, as currently anticipated, the transaction closes at approximately the end of the second quarter.

            HUBCO also announced that it expects to purchase or Lafayette will repurchase up to 1,000,000 shares of the outstanding Lafayette stock prior to closing. HUBCO expects to issue approximately 5,500,000 of its shares in the transaction, excluding the Lafayette shares purchased by HUBCO or retired by Lafayette prior to closing.<F3>

            In seeking to analyze the effects of these cost savings and merger related charges, HUBCO noted that the one-time merger charges would result in a book value dilution to the combined companies of 4.2% which would be recovered in less than four months of combined operations.

            HUBCO further noted that the cost savings, when combined with Lafayette's budgeted earnings for 1996 and the pre-merger analysts' consensus earnings estimate for HUBCO for 1996, would result in earnings dilution of only approximately 1% in 1996 from the analysts' consensus estimate of HUBCO's 1996 earnings of $2.00 per share. This estimate of core earnings dilution excludes the effect of the one-time merger charges and includes the effect of the Lafayette share repurchases. Similarly, using the budgeted earnings estimates of Lafayette, the anticipated cost savings and the consensus analysts' estimate of HUBCO's earnings for 1997, HUBCO estimates that the transaction will result in accretion of 6% over the analysts' consensus estimates of $2.18 a share for HUBCO's earnings for 1997. The core earnings estimates for 1996 or 1997 do not assume any financial benefits which HUBCO may be able to realize by the delivery of HUBCO's broader product line in the new Connecticut market area. While HUBCO anticipates some positive effect from this revenue enhancement aspect of the transaction, it is unable to specify such benefits with sufficient assurance to take them into account in the estimates.

            As with any earnings estimates, there are various factors both within and beyond the Company's control that could influence HUBCO's actual earnings results for 1996 and 1997, including but not limited to economic factors, Lafayette's ability to meet its budgeted earnings, other acquisitions by HUBCO, unanticipated costs or expenses, and other factors. Consequently, the actual results could differ materially.<F4>
____________________

<F1>  The statements concerning one-time charges and Table One below setting out the components of the charges are forward looking statements under the Private Securities Litigation Reform Act of 1995. The correctness of the estimate depends upon a number of factors and the amount of the actual charge incurred may vary from the estimate. While HUBCO has developed this anticipated charge after considering what it believes to be all relevant factors and including all currently known amounts, the actual amount of the restructuring charge may vary, depending upon a number of factors, including but not limited to the timing of the closing, HUBCO's ability to retain and work with the officers of Lafayette who have employment or severance contracts, as well as those who do not, economic conditions, the resolution of various contractual contingencies with third parties and other factors.

<F2>  The statements concerning cost savings and Table Two below setting out the components of the savings are forward looking statements under the Private Securities Litigation Reform Act of 1995. The correctness of the estimate depends upon a number of factors including but not limited to the ability to effectively centralize loan, credit, finance and data processing functions without substantial cost increases, the ability to terminate certain leases, the reduction of certain FDIC assessment costs, economic conditions and other factors. The amount of the cost savings may vary from the estimates.

<F3>  The statement about purchases and repurchases of Lafayette shares is a forward looking statement under the Private Securities Litigation Reform Act of 1995. The ability of HUBCO and Lafayette to purchase Lafayette shares prior to closing depends upon a number of factors, including but not limited to the availability and price of the shares, the tax-free nature of the merger, the pooling of interests accounting treatment of the transaction, HUBCO's repurchases of its own shares and the extent and timing of regulatory approval and other factors. HUBCO and Lafayette may not be able to purchase the anticipated number of Lafayette shares.

<F4>  The estimates of book value dilution, recovery of such dilution and estimated earnings for HUBCO and Lafayette for 1996 and 1997, as well as Tables Three and Four below, which provide the basis for the calculations, are forward looking statements under the Private Securities Reform Act of 1995. The ability of HUBCO to realize the core earnings implied in these statements is subject to a number of factors, including but not limited to those set forth in the text.
      As a result, the actual results of HUBCO could differ materially from the estimates set forth in the text and implied by the 1% dilution and 6% accretion.

            Set forth below are charts with respect to the anticipated one-time charges, the cost savings and earning estimates.

                                   TABLE ONE

                          ONE-TIME MERGER RELATED AND
                             RESTRUCTURING CHARGES
                                 (In Millions)

                                          Acquisition       Restructuring
                                             Costs              Costs
                                          -----------       -------------

Investment banker fees                       $2.9
Legal and accounting fees                      .5
Facilities lease terminations                                     $1.9
Data processing                                                    1.5
Severance payments                                                 1.2
Stay bonuses                                                       1.3
Employment Agreements                                              2.6

Pre-Tax Total                                $3.4                 $8.5
After-Tax Total                              $3.4                 $5.1

                                   TABLE TWO

                           ESTIMATED COST SAVINGS OF
                            HUBCO/LAFAYETTE MERGER
                                 (In Millions)

                                                         Anticipated
                                          Amount      Realization Date
                                          ------      ----------------

Centralization of:

      - Loan & deposit operations          $1.6
      - Credit functions                     .6
      - Finance                              .6
      - Data processing                     2.1
      - Other support staff                  .6
                                           ----
                                           $5.5             (9/96)

Lease terminations                         $1.4             (7/96)

Directors fees, audit fees, legal
  fees, marketing and consulting
  expense                                   1.3             (7/96)

Other, including FDIC insurance              .8             (7/96)
                                           ----

Total Cost Savings (Pre-Tax)               $9.0


                                          TABLE THREE

                                  ANALYSTS CONSENSUS EARNINGS
                                      FORECAST FOR HUBCO
                                 AND LAFAYETTE BUDGET FORECAST
                            (In Millions, Except Per Share Amounts)

                        1Q96         2Q96         3Q96         4Q96         1996        1997
                        ----         ----         ----         ----         ----        ----
Analysts consensus
earnings forecasts
for HUBCO               $ 6.4        $ 6.5        $ 6.9        $ 7.4        $27.2      $31.2

      Per Share         $  .47       $  .48       $  .51       $  .54       $ 2.00     $ 2.18

Lafayette*              $ 1.6        $ 1.9        $ 2.1        $ 2.2        $ 7.8      $ 8.6

  Per Lafayette Share   $  .16       $  .19       $  .21       $  .24       $  .80        N/A

  Per HUBCO Share       $  .27       $  .32       $  .36       $  .41       $ 1.36        N/A

* Based upon Lafayette's Internal Budget. Per HUBCO Share amount reflects the Lafayette per share amount multiplied by the Exchange Ratio of .5880 per share of HUBCO Common Stock for each share of Lafayette common stock.


                                  TABLE FOUR

                            CORE EARNINGS FORECASTS
                    (In Millions Except Per Share Amounts)

                                          1996                 1997
                                          ----                 ----
                                    $mm         EPS         $mm       EPS
                                    ---         ---         ---       ---

HUBCO-Analysts
  Consensus                         $27.2       $2.00*      $29.6   $2.18*

Lafayette-Budget
  Projections                         7.8                     8.6

Expense Efficiencies
  Estimates (after tax)*              2.4                     5.1
                                    -----                    ----

Total                               $37.4       $1.98**     $43.6   $2.31**
                                    -----                   -----


*     Analysts' Consensus
      Projections                                 -1%                 +6%

** Includes impact of Lafayette share repurchases and excludes impact of one-time merger related charges.



Item 7.     Exhibits.

            99    Press Release dated March 5, 1996.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HUBCO, INC.

Dated: March 6, 1996                      By: RICHARD I. LINHART
                                              -------------------------
                                              Richard I. Linhart,
                                              Executive Vice President
                                               and Chief Financial
                                               Officer

                               INDEX TO EXHIBITS


99    Press Release dated March 5, 1996.